RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Leon Kopyt
Pennsauken, NJ 08109	info@rcmt.com	Chairman, President & CEO
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES
2011 FOURTH QUARTER AND YEAR-END RESULTS

Pennsauken, NJ – February 22, 2012 -- RCM Technologies, Inc. (NASDAQ: RCMT) today announced financial results for the thirteen and fifty-two week periods ended December 31, 2011.

The Company announced revenues of $35.0 million for the thirteen week period ended December 31, 2011, decreased from $36.4 million for the thirteen week period ended January 1, 2011 (comparable prior year period).  The Company had operating income of $2.2 million for the thirteen week period ended December 31, 2011 as compared to $2.3 million for the comparable prior year period.  Net income for the thirteen week period ended December 31, 2011 was $1.1 million, or $0.09 per diluted share, as compared to net income of $1.1 million, or $0.08 per diluted share, for the comparable prior year period.

The Company announced revenues of $143.8 million for the fifty-two week period ended December 31, 2011, decreased from $162.0 million for the fifty-two week period ended January 1, 2011 (comparable prior year period).  The Company had operating income of $7.0 million for the fifty-two week period ended December 31, 2011 as compared to $9.0 million for the comparable prior year period.  Net income for the fifty-two week period ended December 31, 2011 was $4.3 million, or $0.33 per diluted share, as compared to net income of $5.8 million, or $0.44 per diluted share, for the comparable prior year period.

The Company announced that during the thirteen and fifty-two week periods ended December 31, 2011, respectively, the Company repurchased 145,850 and 542,389 shares of its common stock under its existing common stock repurchase plan.  The Company’s Board of Directors approved a share repurchase plan of up $7.5 million of the Company’s outstanding shares of common stock in February 2010 and extended it in February 2011 through February 2013.  Through February 21, 2012 the Company has purchased a total 615,563 shares under this plan for an aggregate of $2.8 million, an average price of $4.61 per share.

Leon Kopyt, Chairman and CEO of RCM, commented: “We are encouraged with our prospects for 2012 and beyond.  We believe the IT division is making measurable progress in addressing past performance weaknesses and we remain open to other changes, if necessary, to seek to achieve a desired level of growth.  For the first time in the last eight quarters, the IT division posted slight quarterly sequential growth which we believe is an indication of stabilization and turnaround in its performance.  Both the Specialty Health Care and Engineering groups’ performance remain positive with the Specialty Health Care division posting its highest revenue quarter of the last ten quarters and the Engineering group converting pipeline opportunities into desirable contracts.”

About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the delivery of these solutions to commercial and government sectors.  RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities.  RCM’s offices are located in major metropolitan centers throughout North America and Europe.  Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements.  These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should” or similar expressions.  These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances.  Forward looking statements include, but are not limited to, those relating to demand for the Company’s services, expected demand for our services and expectations regarding our revenues, the Company's ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, the ability of the Company to consummate acquisitions as to which it executes non-binding letters of intent, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors.  Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission.

Tables to Follow

RCM Technologies, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
 (In Thousands, Except Share and Per Share Amounts)

	Thirteen Week Periods Ended
	December 31, 2011	January 1, 2011
Revenues	$35,032	$36,393
Cost of services	24,904	25,631
Gross profit	10,128	10,762
Selling, general and administrative	7,659	8,151
Depreciation and amortization	282	330
Operating income	2,187	2,281
Other (expense) income, net	(83)	19
Income from continuing operations before income taxes	2,104	2,300
Income tax expense from continuing operations	967	1,131
Income from continuing operations	1,137	1,169
Loss from discontinued operations, net of taxes	-	(108)
Net income	$1,137	$1,061

Diluted net earnings per share data:
Net income from continuing operations	$0.09	$0.09
Loss from discontinued operations, net of taxes	-	($0.01)
Net income	$0.09	$0.08

	Fifty-Two Week Periods Ended
	December 31, 2011	January 1, 2011
Revenues	$143,811	$162,022
Cost of services	103,075	115,835
Gross profit	40,736	46,187
Selling, general and administrative	32,578	35,825
Depreciation and amortization	1,149	1,341
Operating income	7,009	9,021
Other expense, net	(78)	(34)
Income from continuing operations before income taxes	6,931	8,987
Income tax expense from continuing operations	2,653	2,570
Income from continuing operations	4,278	6,417
Loss from discontinued operations, net of taxes	-	(622)
Net income	$4,278	$5,795

Diluted net earnings per share data:
Income from continuing operations	$0.33	$0.49
Loss from discontinued operations, net of taxes	-	($0.05)
Net income	$0.33	$0.44

RCM Technologies, Inc.
Summary Consolidated Selected Balance Sheet Data
 (In Thousands)

	December 31, 2011	January 1, 2011
Cash and cash equivalents	$28,417	$24,704
Accounts receivable, net	$39,031	$41,213
Total current assets	$73,229	$68,587
Total assets	$86,178	$83,012
Total current liabilities	$14,290	$13,159
Total liabilities	$14,517	$13,404
Treasury stock at cost	$2,713	$206
Treasury shares	591,786	49,397
Stockholders’ equity	$71,661	$69,608
Stockholder’s equity, per diluted share	$5.45	$5.27
Stockholder’s equity less goodwill and intangible assets	$64,132	$61,964
Stockholder’s equity less goodwill and intangible assets, per diluted share	$4.88	$4.69

RCM Technologies, Inc.
Condensed Consolidated Statements of Cash Flows
 (Unaudited)
(In Thousands)

	Thirteen Week Periods Ended
	December 31, 2011	January 1, 2011
Net income	$1,137	$1,061
Adjustments to reconcile net income to cash provided by operating activities	886	329
Changes in operating assets and liabilities
Accounts receivable	(570)	(563)
Transit accounts receivable	2,788	-
Prepaid expenses and other current assets	98	911
Accounts payable and accrued expenses	(217)	(983)
Transit accounts payable	(5,163)	(2,548)
Accrued payroll and related costs	(2,611)	-
Income taxes payable	279	(523)
Total adjustments	(4,510)	(3,377)

Cash used in operating activities	($3,373)	($2,316)
Net cash (used in) provided by investing activities	(74)	161
Net cash used in financing activities	(650)	(92)
Effect of exchange rate changes	(64)	53
Decrease in cash and cash equivalents	($4,161)	($2,194)

	Fifty-Two Week Periods Ended
	December 31, 2011	January 1, 2011
Net income	$4,278	$5,795
Adjustments to reconcile net income to cash provided by operating activities	2,289	2,322
Changes in operating assets and liabilities
Accounts receivable	2,005	5,250
Transit accounts receivable	(3,029)	-
Prepaid expenses and other current assets	(411)	782
Accounts payable and accrued expenses	(939)	(1,255)
Transit accounts payable	3,030	-
Accrued payroll and related costs	(1,097)	308
Income taxes payable	344	138
Total adjustments	2,192	7,545

Cash provided by operating activities	$6,470	$13,340
Net cash (used in) provided by investing activities	(418)	329
Net cash (used in) provided by financing activities, principally from stock repurchase	(2,226)	45
Effect of exchange rate changes	(113)	48
Increase in cash and cash equivalents	$3,713	$13,762